Exhibit 10.3(s)

AMENDMENT NO. 1
TO
MASONITE INTERNATIONAL CORPORATION
AMENDED AND RESTATED 2012 EQUITY INCENTIVE PLAN
This Amendment (“Amendment”), dated as of February 7, 2017, is made by Masonite International Corporation (the “Company”) to the Masonite International Corporation Amended and Restated 2012 Equity Incentive Plan (the “Plan”).
WHEREAS, the Company maintains the Plan to enhance the profitability and value of the Company by enabling the Company to offer individuals cash and stock-based awards in order to attract, retain and reward such individuals;
WHEREAS, pursuant to Section 12.1 of the Plan, the Board of Directors of the Company may amend any provision of the Plan at any time; and
WHEREAS, the Company desires to amend the Plan to provide the Company with the flexibility to permit a participant to satisfy tax withholding obligations in an amount up to the maximum individual federal, state, local and foreign statutory rates.
NOW, THEREFORE, the Company hereby amends the Plan as follows:
1.Amendment to Section 14.4. Section 14.4 of the Plan shall, as of the date of this Amendment, be amended by deleting it in its entirety and replacing it with the following new Section 14.4:
14.4    Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any shares of Common Stock or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy any tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable shares of Common Stock having a Fair Market Value up to the maximum individual statutory rate for each applicable jurisdiction, (iii) delivering to the Company already-owned shares of Common Stock having a Fair Market Value up to the maximum individual statutory rate for each applicable jurisdiction; provided, that the delivery of such shares of Common Stock will not result in any adverse accounting consequences, as the Committee determines in its sole discretion, or (iv) selling a sufficient number of shares of Common Stock otherwise deliverable to the Participant through such means as the Committee may determine in its sole discretion (whether through a broker or otherwise) up to the maximum individual statutory rate for each applicable jurisdiction. The Fair Market Value of the shares of Common Stock to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

Amendment to Section 4.1. Section 4.1 of the Plan shall, as of the date of this Amendment, be amended by (x) deleting “(a)” at the beginning of Section 4.1, (y) replacing “Section 4.1(a)” with “Section 4.1” in each place where “Section 4.1(a)” appears and (z) by adding the following proviso to the end of the third to last sentence of Section 4.1:
“provided, that, shares of Restricted Stock that are withheld to satisfy any amount of tax in excess of the statutory minimum withholding obligation will not be available again for the purpose of Awards under the Plan.”
2.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Florida.
3.    Incorporation. This Amendment shall be and is hereby incorporated in and forms a part of the Plan.
4.    Ratification. All other provisions of the Plan remain unchanged and are hereby ratified by the Company.
5.    [Signature Page Follows]

IN WITNESS WHEREOF, the Company hereto has executed this Amendment as of the day and year first set forth above.

MASONITE INTERNATIONAL CORPORATION
By:

Name:

Title:

[Signature Page to Equity Incentive Plan Amendment]